SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting  Material  Pursuant  to  Section   240.14a-11(c)  or  Section
    240.14a-2.

                              NetWolves Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3)Per  unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:
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    [ ] Fee paid previously with preliminary materials.
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    [ ]   Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

     1)   Amount Previously Paid: ________________________________________
     2)   Form, Schedule or Registration Statement No.: __________________
     3)   Filing Party: __________________________________________________
     4)   Date Filed:  ___________________________________________________

                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                November 16, 1999

                        --------------------------------

To the Shareholders of
NetWolves Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of NetWolves Corporation will be held at ___________ on Tuesday, November 16, 1999 at 10:00 a.m., or at any adjournment thereof, for the following purposes:

     1. To consider and act upon a proposal to amend the Company's By-Laws eliminating the requirement to annually elect directors and substituting in its stead, creation of a classified Board of Directors, permitting the sequential election of nominees to each class of directors every three years.

     2.   (a)  If item 1 is adopted:
          to elect five directors of the Company, two of whom shall each serve a one year term expiring in 2000, two of whom shall each serve a two year term expiring in 2001; and two of whom shall each serve a three year term expiring in 2001, or until the election and qualification of their successors; or

          (b)  if item 1 is not adopted:
               to elect six directors of the Company, each to serve for the ensuing year until the next annual meeting or until the election and qualification of his successor.

     3. To consider and act upon a proposal to amend Article FOURTH of the Certificate of Incorporation to increase the total number of authorized shares of the Company from 10,000,000 shares to 52,000,000 shares, as set forth in Exhibit A.

     4. To consider and act upon a proposal to grant the Board of Directors authority to authorize a two- for one or three-for-one split of the Company's common stock.

     5. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only shareholders of record on the books of the Company at the close of business on October 11, 1999 will be entitled to vote at the Annual Meeting of Shareholders or at any adjournment thereof. Shareholders who are unable to be present personally may attend the meeting by proxy. Such shareholders are requested to sign, date and return the enclosed Proxy at their earliest convenience in order that your shares may be voted for you as specified. The proxy may be revoked at any time before it is voted.

                              By Order of the Board of Directors

                              Walter M. Groteke
                              Chairman of the Board
October 13, 1999
Tampa, Florida

                              NETWOLVES CORPORATION
                        2502 Rocky Point Drive, Suite 740
                              Tampa, Florida 33607

                                 ---------------

                                 PROXY STATEMENT



                         ANNUAL MEETING OF SHAREHOLDERS
                                November 16, 1999

                                 ---------------


   The Annual Meeting of Shareholders of NetWolves Corporation (the "Company") will be held on Tuesday, November 16, 1999 at ______________________, at 10:00
a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on November 16, 1999 and at any adjournments of such meeting. This proxy statement and the enclosed proxy are being mailed to shareholders on or about October 13, 1999.

   If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

Voting Rights

   Only shareholders of record on October 11, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had outstanding one class of voting capital stock, namely _______________ shares of common stock, $.0033 par value per share ("common stock"). Each share of common stock issued and outstanding on the Record Date is entitled to one vote at the Annual Meeting of Shareholders.

   The affirmative vote of a majority of the outstanding shares on the Record Date is required for the approval of the amendment to the Certificate of Incorporation increasing the authorized capital stock and the amendment to the By-Laws providing for a classified Board of Directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the election of directors and authorization of the Board of Directors to grant a three-for-one or two-for-one stock split. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of shares of voting stock of the Company, as of August 31, 1999, of (i) each person known by the Company to beneficially own 5% or more of the shares of outstanding common stock, based solely on filings with the Securities and Exchange Commission, (ii) each of the Company's executive officers and directors and (iii) all of the Company's executive officers and directors as a group. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by, the persons named as owners.

                              Amount and Nature
Name and Address  of              of Shares                  Percentage
   Beneficial Owner           Beneficially Owned             Ownership
--------------------          ------------------             ---------
Greenleaf Capital Partners, LLC   _________  (5)                  %
Walter M. Groteke                   528,064  (1)(2)               %
Daniel G. Stephens                  528,064  (1)(2)               %
Kevin F. Sherlock                   528,064  (2)(3)               %
Walter R. Groteke                   150,000  (1)                  %
Internet Technologies, Inc.         320,000  (4)(5)               %
Ed Lavin                             50,000                       %
Louis Liben                          50,000                       %
Kirlin Securities, Inc.             500,000  (6)                  %
Executive officers and
  directors as a group            _________                       %

--------------
* less than one percent (1%) unless otherwise indicated.

(1) Does not include unvested warrants to purchase 200,000 shares at an option price of $1.63 per share.
(2) Messrs. Walter M. Groteke, Daniel G. Stephens and Kevin F. Sherlock have agreed that the shares owned by them may not be sold until June 17, 2000 without the prior written consent of Kirlin Securities. Kirlin Securities may release such restriction, although there are no understandings or arrangements in this regard.
(3) Does not include unvested warrants to purchase 150,000 shares at an option price of $1.63 per share. Does not include unvested, performance based warrants to purchase 50,000 shares each at an option price of $5.00 per share.
(4) Internet Technologies, Inc., a consultant to the Company, has the right to receive up to 60,000 additional shares based upon future performance criteria.

(5) Greenleaf Capital Partners, LLC has demand registration rights on its shares and Internet Technologies, Inc. has demand registration rights for 200,000 shares of common stock.

(6) Represents warrants currently exercisable by Kirlin Securities and its affiliates to purchase 500,000 shares of common stock at $1.63 per share. Kirlin Securities, Inc. has demand registration rights on the shares of common stock issuable upon exercise of the warrants.

                          PROPOSAL TO AMEND THE BY-LAWS
               TO CREATE AND ELECT A CLASSIFIED BOARD OF DIRECTORS

     In connection with the election of nominees to the Company's Board of Directors, the Board has approved and recommends for approval by the Shareholders an amendment to the Company's By-Laws (the "By-Law Amendment"), creating a classified board of directors ("Classified Board"). This proposed Amendment to the Company's By-Laws is set forth in Exhibit "A" annexed hereto. If the By-Law Amendment is approved, commencing with the election of directors at this annual meeting of shareholders each director will be elected to one of three classes for a term of years. The Board will be divided into three classes.

     Under the Business Corporation Law of New York (the "BCL"), the proposed Classified Board must have as nearly equal a number of directors in each class as possible, based upon the total number of directors constituting the entire Board. Assuming adoption of the proposal, the initial term of office of the directors in the first class will expire at the next succeeding annual meeting of shareholders following adoption of the By-Law Amendment. The terms of office of the second and third classes will expire at the second and third annual meetings of shareholders following the date of adoption of the By-Law Amendment, respectively. Commencing next year and each successive year, as the terms of office of the directors of each class expire, successors to directors of each class will be elected to serve for three-year terms, or until their successors are elected and qualified. A director elected by the Board to fill a vacancy or a newly created directorship will not be classified, but will be elected and hold office until the next annual meeting of shareholders.

     Under the current By-Laws, all of the directors are elected at each annual meeting of shareholders. As a result, the holders of a majority of the Company's shares could replace a majority, or all, of the directors at one annual meeting. Classification will have the effect of slowing changes in the composition of the Board because, absent vacancies in the Board due to directors' retirement, resignation, illness and the like, fewer than half of the Board positions will be subject to election each year. Thus, classification of the Board helps contribute to continuity and stability in management of the Company.

     If the By-Law Amendment is adopted, at least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board. While this proposal is not in response to any effort to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise, such a delay may help ensure that the Company's directors, if confronted by a third party attempting to force a proxy contest, a tender or exchange offer, or other extraordinary corporate transaction, will have sufficient time to review the proposal, as well as any available alternatives, and act in a manner that management believes to be the best interests of the Shareholders. Classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer, or otherwise attempting to obtain control of the Company, even though such an attempt might be result in a short-term financial benefit for the Company and its Shareholders. Classification of the Board could also increase the possibility that incumbent directors will retain their positions, if they so desired.

     The Board of Directors recommends that the Shareholders approve the By-Law Amendment, because the Board wishes to increase the stability of the Company in the event that the Board receives any unsolicited proposal for a business combination or change in control. Should that occur, the Board believes that the By-Law Amendment will maximize its ability to make a reasoned and informed decision concerning the alternatives which are in the best interests of the Shareholders.

     The proposal will be adopted only if it receives the affirmative vote of a majority of the outstanding shares of common stock . The Board of Directors believes that the proposed amendment is in the best interests of the Company and its shareholders and recommends a vote FOR its adoption. Proxies received will be voted in favor of the proposed amendment unless otherwise indicated.

                              ELECTION OF DIRECTORS

     The Company's By-Laws provide for a Board of Directors consisting of not less than three nor more than nine directors. The Company's Board of Directors now consists of five directors. The following table sets forth the directors of the Company and the proposed classes in which they will be distributed if proposal 1 is approved. In the event proposal 1 is not approved, all directors will be elected until the next annual meeting or until the successors are elected:

        Class I                       Class II                   Class III
        -------                       --------                   ---------
(To serve until the Annual     (To serve until the Annual   (To serve until the Annual
 Meeting of Shareholders        Meeting of Shareholders      Meeting of Shareholders
        in 2000)                        in 2001)                  in 2002)
--------------------------     -------------------------     -------------------------
Louis Liben (1)(2)              Daniel Stephens              Walter M. Groteke
                                Walter R. Groteke (2)        Ed Lavin (1)(2)
---------

(1)  Member of Audit Committee
(2)  Member of Compensation Committee

Principal Occupations of Directors

     Walter M. Groteke, a co-founder of the Company, has been Chairman of the Board, Chief Executive Officer and a director of the Company since June 1998. Mr. Groteke is responsible for planning, developing and establishing policies and business objectives for the Company. From June 1995 until 1997, Mr. Groteke was regional business development manager for Techmatics, Inc. an information systems Department of Defense contractor. From May 1993 to June 1995, Mr. Groteke was senior account manager for NYNEX's strategic account management program.

     Daniel G. Stephens, a co-founder of the Company, has been Vice Chairman of the Board and Chief Information Officer since June 1998. Mr. Stephens directs research and development, information systems and technical support services for the Company. From May 1994 until 1997, Mr. Stephens was a senior systems engineer for Techmatics, Inc. In this capacity, he advised the Department of Justice on development of a nationwide series network infrastructure to support a law-enforcement database.

     Walter R. Groteke has been a director of the Company since February 1999 and Vice President - Sales and Marketing since August 1998. From 1995 through July 1998, Mr. Groteke was a regional and district sales manager for GTE Florida and GTE Communications Corporation. Mr. Groteke founded Hawk Telecom in 1975 and was President until its sale in 1994. Mr. Groteke is the father of Walter M. Groteke.

     Ed Lavin has been a director of the Company since February 1999. Mr. Lavin has been Chairman and Chief Executive Officer of Staples Communications, a subsidiary of Staples Corporation since March, 1999. Mr. Lavin began his career at ADT from 1967 to 1972. In 1970 he was promoted into ADT's National Accounts Division. Mr. Lavin then joined the L. M. Ericcson Company of Sweden from 1973 to 1979 where he served as Vice President of Sales in the United States. Mr. Lavin immigrated to Canada in 1980 to form Canadian Telecommunications Group and was Chairman and CEO of Canadian Telecommunications Group (CTG) from 1980 to 1986. Mr. Lavin moved to TIE Communications where he served as president from 1987 to 1990. TIE Communications acquired Centel Communications, which was later merged with WilTel Communications where he served as CEO from 1990 to 1993. In November 1993, Mr. Lavin founded Quest America, a telecommunications consulting company based in Boston, Massachusetts. On April 10, 1996, Mr. Lavin led a group that acquired Executone Information Systems' Network Division. The purchaser was a group financed by Bain Capital, Inc. of Boston, Massachusetts. The company name was later changed to Claricom, Inc. In March 1999, Claricom successfully merged its business with Staples Corporation.

     Louis Liben has been a director of the Company since February 1999. From 1997 to date, Mr. Libin has been a director, Chief Technology Officer and Senior Vice President of e.TV Commerce, Inc., a Jacksonville, Florida network distribution technology company. Mr. Libin is also a director and the Chief Technology Officer of Compu-DAWN, Inc., a leading public safety software company in the United States. Louis Libin is the founder of Broadcast Communications, Inc. (Broad Comm), a broadcast project management group. Mr. Libin is a world-renowned expert in wireless communications systems. At the International Telecommunications Union in Geneva, Switzerland, Mr. Libin represents the United States on satellite and transmission issues and is currently Chairman of the expert group on interactive data services. Mr. Libin has over 15 years experience in engineering, communications, and management. From 1983 to 1986, Mr. Libin was employed by the Radio Corporation of American ("RCA") as a project manager. In 1986, RCA was acquired by the General Electric Corporation ("G.E."). From 1987 to 1997, Mr. Libin served as the Director of Technology for NBC/G.E., specializing in a broadcast transmission systems and is also an officer as Corporate Secretary or Assistant Corporate Secretary for all G.E. wholly-owned subsidiaries that deal in broadcast, with responsibility for technical developments and all Federal Communications Commission ("FCC") issues and licenses. From 1981 to 1982, Mr. Libin was employed by the Loral Corporation as Electronic Design Engineer and designed Radio Frequency ("RF") systems for the military. From 1979 to 1980 he worked for Burroughs Computer Systems, Inc. (now UNISYS) as a Field Engineer and from 1980 to 1981 for the Chryon corporation as Design Engineer.

                           MANAGEMENT

Officers of the Company

     The directors and executive officers of the Company and their ages are as follows:

Name                          Age            Position
----                          ---            ---------
Walter M Groteke              29        Chairman of the Board, President and
                                        Chief Executive Officer
Daniel G. Stephens            28        Vice Chairman of the Board and
                                        Chief Information Officer
Kevin F. Sherlock             35        Chief Operating Officer and Director
Walter R. Groteke             52        Vice President - Sales and Marketing
                                        and Director
Ed Lavin                      55        Director
Louis Liben                   40        Director

Executive Compensation

     The following table sets forth the annual and long-term compensation with regard to the Chairman/Chief Executive Officer and each of the other executive officers of the Company who received more than $100,000 for services rendered during the first year of the Company's operations as NetWolves, which was the fiscal year ended June 30, 1999.

                           Summary Compensation Table

                                                                                 Long-Term
                                               Annual Compensation             Compensation
                                         ----------------------------------    -------------
                                                                  Other
     Name and                                                     Annual
Principal Position                       Salary      Bonus     Compensation
------------------                       ------      -----     ------------
Walter M. Groteke                        $101,250      -             -               -
  Chairman and Chief Executive Officer
Daniel G. Stephens                        101,250      -             -               -
  Vice Chairman and Chief Information
  Officer
Kevin Sherlock                            100,000      -             -               -
  Chief Operation Officer
---------------

(1) Represents compensation received under employment agreements. Mr. Sherlock ceased being an officer or director of the Company effective August 1, 1999.
(2) Other Annual Compensation excludes certain perquisites and other non-cash benefits provided by the Company since such amounts do not exceed the lesser of $50,000 or 10% of the total annual base salary disclosed in the table for the respective officer.

Employment Agreements

     Walter M. Groteke, Daniel G. Stephens and Kevin F. Sherlock entered into employment agreements in June 1998 in connection with the acquisition of Watchdog Patrols, Inc. ("Watchdog Patrols"). Pursuant to these agreements, Messrs. Groteke, Stephens and Sherlock were employed as Chief Executive Officer, Chief Information Officer and Chief Operating Officer, respectively, for a term of three years. While Mr. Sherlock ceased being an officer and director of the Company effective August 1, 1999, he continues to be employed under the terms of his employment agreement, as amended. The current base salary for each person is $130,000.

     The employment agreements with Messrs. Groteke, Stephens and Sherlock further provide for certain payments following death or disability for certain fringe benefits such as reimbursement for reasonable expenses and participation in medical plans, and for accelerated payments in the event of change of control of the Company.

     Walter M. Groteke, Daniel G. Stephens, Kevin F. Sherlock and Walter R. Groteke also have entered into warrant agreements with the Company whereby they are entitled to receive warrants to purchase 200,000, 200,000 and 150,000 shares, respectively, of the Company's common stock at $1.63 per share under certain terms and conditions. The warrants are fully vested two years from their respective dates of employment subject to acceleration under certain events. These events include the sale or disposition of substantially all of the capital stock or assets of the Company.

Stock Option Plan

     In June 1998, the Company adopted a 1998 Long Term Incentive Plan (the "1998 Incentive Plan") in order to motivate qualified employees of the Company, to assist the Company in attracting employees and to align the interests of such persons with those of the Company's shareholders.

     The 1998 Incentive Plan provides for a grant of "incentive stock options" within the meaning of the Section 422 of the Internal Revenue Code of 1986, as amended, "non-qualified stock options," restricted stock, performance grants and other types of awards to officers, key employees, consultants and independent contractors of the Company and its affiliates.

     The 1998 Incentive Plan, which will be administered by the Board of Directors, authorizes the issuance of a maximum of 282,500 shares of common stock, which may be either newly issued shares, treasury shares, reacquired shares, shares purchased in the open market or any combination thereof. If any award under the 1998 Incentive Plan terminates, expires unexercised, or is cancelled, the shares of common stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. As of August 31, 1999, the Company had granted options to purchase 243,500 shares of common stock under the 1998 Incentive Plan to its officers and key employees.

Certain Relationships

     On June 17, 1998, NetWolves, LLC merged into a subsidiary of Watchdog Patrols, Inc., which thereafter changed its name to NetWolves Corporation. The merger provided for exchange of securities of NetWolves, LLC for the securities of the Company. As part of such exchange, the principals of NetWolves, LLC at such time received 2,640,322 shares of NetWolves Corporation. Messrs. Walter M. Groteke, Daniel G. Stephens, Jr. , Kevin F. Sherlock and Keith A. Darling each received 528,064 shares and Mr. Marc Jacques received 475,258 shares.

Compensation Committee Interlocks and Insider Participation

     During fiscal 1998, the Company's Compensation Committee consisted of Messrs. Ed Lavin, Louis Liben, and Walter R. Groteke. Except for Mr. Walter R. Groteke whose relationship has been disclosed, none of these persons were officers or employees of the Company during fiscal 1998 nor had any relationship requiring disclosure in this Proxy Statement.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Compensation Committee Report on Executive Compensation" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act.

                                PERFORMANCE GRAPH

     The following graph sets forth the cumulative total return to the Company's shareholders during the period indicated as well as an overall stock market index (S & P 500 Index) and the Company's peer group index (S & P Computer Software & Services):

                 COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*
                AMONG NETWOLVES CORPORATION, THE S & P 500 INDEX
              AND THE S & P COMPUTERS (SOFTWARE & SERVICES) INDEX



                                                  Cumulative Total Return
                                       ------------------------------------------------

                                       18-Jun-98    30-Jun-98    30-Jun-99    31-Aug-99

NETWOLVES CORPORATION                    100.00       323.08      1400.00      1292.31
S & P 500                                100.00       104.06       127.74       123.14
S & P COMPUTERS (SOFTWARE & SERVICES)    100.00       121.73       186.97       184.55

* $100 invested on 6/18/98 in stock or on 6/30/99 in index - including reinvestment of dividends.
   Fiscal year ending June 30.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors, subject to applicable employment agreements and incentive plans. Each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates. The following report with respect to certain compensation paid or awarded to the Company's executive officers during fiscal 1999 is furnished by the directors who comprised the Compensation Committee during fiscal 1999.

General Policies

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's businesses. To attain these objectives, the Company's executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management Employment Agreements and Senior Management Incentive Compensation Plan."

     Stock options are granted to employees, including the Company's executive officers, by the Compensation Committee under the Company's stock option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of common stock on the date of grant, and have a maximum term of ten years. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee may utilize the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

Relationship of Compensation to Performance

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements and the Company's Senior Management Incentive Plan ("Incentive Plan"), the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 1998, pursuant to the terms of his employment agreement with the Company, Daniel Stephens received his base salary. See "Management Employment Agreements and ." In light of his employment agreement, the Compensation Committee was not required to make any decision regarding their compensation except to change the vesting provisions of certain stock options previously granted. The Compensation Committee determined that Mr. Stephens' compensation was appropriate given the substantial contribution made by him to the Company's performance.

Compensation of Chief Executive Officer

     For fiscal 1999, pursuant to the terms of his employment agreement with the Company, the Company's Chairman and Chief Executive Officer, received a base salary. In light of this employment agreement, the Compensation Committee was not required to make any decision regarding the compensation of Mr. Groteke except to change the vesting provisions of certain stock options previously granted. The Compensation Committee determined that Mr. Groteke's compensation was appropriate given the substantial contribution made by him to the Company's performance.

                                  The Compensation Committee

                                   Ed Lavin
                                   Louis Liben
                                   Walter R. Groteke

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Exchange Act requires the Company's executive 0officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC. Based solely upon the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1999.

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                        TO INCREASE THE AUTHORIZED SHARES

General

     The Board of Directors has proposed and recommended to its shareholders a proposal which authorizes the Board in its discretion to file an amended Certificate of Incorporation which amends Article FOURTH of the Certificate of Incorporation to increase the total number of shares which the Company has authority to issue from 10,000,000 shares to 52,000,000 shares, of which 50,000,000 shares shall be shares of common stock of the par value of $.0033 per share and 2,000,000 shares shall be shares of preferred stock of the par value of $.0033 per share. This proposed amendment to the Company's Certificate of Incorporation is set forth in Exhibit "B" annexed hereto.

Purpose of Increasing Authorized Shares of Common Stock

     The increased authorization of 42,000,000 shares of capital stock is intended to provide additional flexibility to the Company for possible capital reorganization, acquisitions, refinancing, exchange of securities, public offerings and other corporate purposes. In the past year, the Company issued a substantial number of shares of common stock in connection with the NetWolves merger, which has significantly decreased the number of shares of common stock presently available for further issuance.

     The Board of Directors, which recommends approval of this amendment, believes it would be advantageous to the Company to be in a position to issue additional common stock without the necessary delay of calling a shareholders' meeting or seeking written consents in lieu thereof if one or more suitable opportunities present themselves to the Company. Stockholder approval of an increase in the number of authorized shares of common stock is required for the two-for-one or three-for-one stock split for which the Board seeks discretion to vote upon to be effected. If this Amendment is not approved by the shareholder, the stock split cannot be effected. Other than the shares which are required to effect a stock split, the Company's management has no present arrangements, agreements, undertakings or plans for the issuance or use of the additional shares proposed to be authorized by this Amendment.

     Common stock can be authorized to be issued in the discretion of the Board of Directors without stockholder approval of each issuance. After this proposal is approved by the shareholders, the Board does not intend to solicit further shareholder approval prior to the issuance of any additional shares of common stock. If applicable law or regulation does not require shareholder approval as a condition to the issuance of such shares in any particular transaction, it is expected that such approval will not be sought. The Company may fund its existing obligations by raising capital through the sale of shares of common stock. Any increase in the number of shares authorized or outstanding shares of common stock may depress the price of shares and impair the liquidity of shareholders. In addition, the issuance may be on terms that are dilutive to shareholders. Issuance of additional shares also could have the effect of diluting the earnings per share and book value per share of shares outstanding.

     The following table sets forth as of August 31, 1999, the approximate number of shares of common stock authorized, outstanding, reserved and available for issuance. The table further sets forth the approximate number of shares which will be available for issuance if this amendment is approved.

                                                                              Available for
                                                                 Available    Issuance upon
                                                                    for        Approval of
                        Authorized   Outstanding    Reserved(1)   Issuance     Amendment(2)
                        ----------   -----------    -----------  ---------    -------------
Common Stock. . . . .   10,000,000    6,064,322      2,320,000    1,615,678    41,615,678

-------
(1) Includes shares of common stock issuable upon exercise of outstanding stock options and warrants.
(2)  Without giving effect to any proposed stock split.

Board Position and Required Vote

     The proposal will be adopted only if it receives the affirmative vote of a majority of the outstanding shares of common stock. The Board of Directors believes that the proposed amendment is in the best interests of the Company and its shareholders and recommends a vote FOR its adoption. Proxies received will be voted in favor of the proposed amendment unless otherwise indicated.


               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                             TO EFFECT A STOCK SPLIT



     On July 1, 1999, the Board of Directors unanimously adopted a resolution directing the shareholders to vote on a proposal granting discretion to the Board to authorize a two-for-one or three-for-one stock split. Accordingly, the Board of Directors has proposed and recommended to the shareholders a proposal which authorizes the Board of Directors to effect in its discretion a two-for-one or three-for-one stock split (the "Stock Split"). The intent of the Board of Directors insofar as recommending the Stock Split is to increase the number of shares available in the public float. The Board of Directors believes that the relatively low number of shares available for public trading impairs the marketability of the common stock to institutional investors and members of the investing public.

     If a stock split is approved by the shareholders of the Company and authorized by the Board, the Board will select, in its discretion, a number of shares of old common stock ("Old Common Stock") to be reclassified into one each share of new common stock ("New Common Stock") (the "ratio"). Its determination of the split ratio must be a whole-number ratio within the stated limits of one-for-two to one- for-three. The shareholders are requested to approve a Stock Split in each of the following ratios of: one- for-two or one-for-three, and the Board can choose either or none of these alternatives in its discretion; and the remaining alternative Stock Split would be abandoned by the Board without further action by the shareholders of the Company. A Stock Split will be effected only upon determination by the Board of Directors that a Stock Split is in the best interests of the Company and the Shareholders. A Stock Split would become effective on any date (the "Effective Date") selected by the Board of Directors after authorization by shareholders.

     The Board currently expects to effect a Stock Split in the ratio of two-for-one, and intends to reexamine the ratio in light of all relevant circumstances. The Board may consider the advice of financial advisors and factors deemed relevant by the Board, which may include but not be limited to belief as to future marketability and liquidity of the common stock, prevailing market conditions, the likely effect on the market price of the common stock, the effect upon its proposed Nasdaq listing and other relevant factors. The Board of Directors reserves the right, notwithstanding stockholder approval of this proposal and without further action by the shareholders, to abandon the Stock Split, if, at any time, the Board of Directors, in its sole discretion, determines that the Stock Split is no longer in the best interests of the Company and its shareholders. Conversely, the Board reserves the right to effectuate the Stock Split under less than favorable conditions based on any factors deemed material by the Board, in its sole discretion. The Board of Directors believes that leaving the discretion to the Board of Directors in these regards will permit flexibility so as to effectuate the Stock Split in an appropriate and well-planned manner. For example, one of the most important factors that the Board will consider will be the effect of the Stock Split on the market price of the common stock. These factors may include an effort to make the common stock more attractive to members of the financial community and certain types of investors.

Effects of the Stock Split

     Consummation  of a Stock  Split  will not  alter the  number of  authorized shares of common stock, which will remain at 10,000,000 shares, unless the shareholders approve Proposal 2 to increase the authorized shares, which would increase the authorized shares of common stock to 50,000,000 shares. Consummation of the Stock Split will not alter the par value of common stock, which will remain at $.0033 per share of common stock.

     Effective with the Stock Split, the conversion rate of certain outstanding options and warrants will be adjusted proportionately, so that, for example, if a two-for-one Stock Split is effected, each such outstanding option or warrant would thereafter cover twice as many shares of common stock, or if a three-for-one Stock Split is effected, each outstanding option or warrant would thereafter cover triple as many shares of common stock, each at one-half or one-third, respectively, of the option or warrant price prior to the split. Proportionate voting rights and other rights of shareholders will not be altered by any Stock Split (other than as a result of payment in cash in lieu of fractional shares.)

     In the event a Stock Split is effectuated, certificates representing shares of the Company's common stock issued prior to the time the Stock Split becomes effective will continue to represent the same number of shares of the Company's stock as they did prior to such time. Each common shareholder of record at the close of business on the Stock Split record date will be entitled to receive one additional share of common stock for a two-for-one Stock Split or two additional shares of common stock for a three-for-one Stock Split for each share of common stock held on such date. In the event this proposal is approved and authorized by the Board, additional instructions will be mailed to shareholders.

     Existing  certificates  will  continue  to  represent  the number of shares
evidenced  thereby.   Existing  certificates  will  not  be  exchanged  for  new certificates.

     The Company has been advised by its tax counsel that under U.S. federal income tax laws the receipt of additional shares of common stock in the Stock Split will not constitute taxable income to the shareholders. In addition, the cost or other tax basis to a stockholder of each old share held immediately prior to the split will be divided equally between the corresponding two or three shares held immediately after the split, and the holding period for each of the two or three shares will include the period for which the corresponding old share was held. The laws of jurisdictions other than the United States may impose income taxes on the receipt by a stockholder of additional shares of common stock resulting from the split. Shareholders subject to such other laws should consult with their own tax advisors for additional information.

     If a stockholder elects to sell or purchase shares of the Company's common stock following the effectuation of the Stock Split, stock transfer taxes, if applicable, may be higher in a transaction involving an equivalent aggregate market value, because of the greater number of shares involved, and the brokerage commissions associated with such activities may also be higher. Shareholders may wish to determine from their brokers the taxes and commissions applicable for the additional number of shares.

     The common stock is listed for trading on the over-the-counter Bulletin Board. On the Record Date, the reported closing price of the common stock on the Bulletin Board was $_____ per share. No assurance can be made as to the future price of shares of common stock.

Board Position and Required Vote

     While not otherwise required under current law, the proposal will be adopted only if it receives the affirmative vote of a majority of the outstanding shares of common stock. The Board of Directors believes that the proposed amendment is in the best interests of the Company and its shareholders and recommends a vote FOR each of the proposed alternative ratios. Proxies received will be voted in favor of the proposed amendment unless otherwise indicated.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Hays & Company acted as the Company's independent auditors for the year ended June 30, 1999.

     A representative of Hays & Company plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1999 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                            MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     The Company will provide without charge to any stockholder as of the Record Date, copies of the Company's Form 10-K upon written request delivered to office of the Secretary, NetWolves Corporation, 6011 Benjamin Road, Suite 107, Tampa, Florida 33634.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held by record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     Stockholder proposals with respect to the Company's next Annual Meeting of Shareholders must be received by the Company no later than __________, 2000 to be considered for inclusion in the Company's next Proxy Statement.

                                   By Order of the Board of Directors,

                                           Walter M. Groteke
                                           Chairman of the Board
October 13, 1999
Tampa, Florida

                                    Exhibit A



                        PROPOSED AMENDMENT TO THE BY-LAWS
               TO CREATE AND ELECT A CLASSIFIED BOARD OF DIRECTORS


     The following sets forth the changes to the Company's By-Laws if the proposed amendment is approved:

     RESOLVED,  that in  accordance  with Article XI of the  Company's  By-Laws,
     Article III, Sections 3 and 4 are hereby deleted in their entirety and the following substituted in their place:

          "3. The Board of Directors shall be comprised of three Classes, each such Class to be as nearly equal in number as possible. At each annual meeting of shareholders, each director shall be elected to hold office until expiration of the term of that director's Class, which shall in each instance be three years, or until such director's successor is elected and qualified; provided, however, that the term of office of directors initially classified and elected shall be as follows: the term of the first Class shall expire at the next annual meeting of shareholders following approval of classification; the term of the second Class at the second succeeding annual meeting following approval of classification; and the term of the third Class at the third succeeding annual meeting following approval of classification."

          "4. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason whatsoever shall be filled by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy or a newly created directorship shall not be classified, but shall be elected and hold office until the next annual meeting of shareholders, or until such time as may be otherwise provided for in Sections ___ and ___ herein. Any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes as to make all classes as nearly equal as possible."

                                    Exhibit B


                       PROPOSED AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION


          The following sets forth the changes to Article FOURTH of the Company's Certificate of Incorporation if the proposed amendment is approved:

          "FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is FIFTY TWO MILLION (52,000,000) shares, of which FIFTY MILLION (50,000,000) shares shall be shares of common stock of the par value of $.0033 per share and TWO MILLION (2,000,000) shares shall be shares of Preferred Stock of the par value of $.0033 per share. The Preferred Stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of Preferred Stock $.0033 per share par value shall be fixed by the Board of Directors."

                              NETWOLVES CORPORATION

           BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                November 16, 1999

     The undersigned hereby appoints Walter M. Groteke and Daniel G. Stephens, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in NETWOLVES CORPORATION, a New York corporation, at the Annual Meeting of Shareholders scheduled to be held on November 16, 1999 and any adjournments thereof.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS AS SET FORTH ON THE REVERSE HEREOF.

     The  Board of  Directors  recommends  a vote FOR the  following  proposals:
(Continued and to be signed on reverse side)

                                SEE REVERSE SIDE
--------------------------------------------------------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS OF
                              NETWOLVES CORPORATION
                                November 16, 1999

1. Proposal to amend the Company's By-Laws eliminating the requirement to annually elect directors and substituting in its stead, creation of a classified Board of Directors, permitting the sequential election of nominees to each class of directors every three years, as set forth in Exhibit A to the Proxy Statement..

          FOR [   ]      AGAINST  [   ]      ABSTAIN  [   ]


2. (a) If item 1 is adopted, election of the following nominees, as set forth in the proxy statement:

           To serve until the Annual Meeting of Stockholders in 2000:
           ---------------------------------------------------------
                                 Louis Liben

           To serve until the Annual Meeting of Stockholders in 2001:
           ---------------------------------------------------------
                                 Daniel Stephens
                                 Walter R. Groteke

           To serve until the Annual Meeting of Stockholders in 2002:
           ---------------------------------------------------------
                                 Walter M. Groteke
                                 Ed Lavin

          [  ] FOR all nominees listed above    [  ] WITHHOLD authority to vote

     ---------------------------------------------------------------------------
     (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

          (b) If item 1 is not adopted, election of the following nominees, as set forth in the proxy statement:

               Louis Liben, Daniel Stephens, Walter R. Groteke,
               Walter M. Groteke and Ed Lavin

          [  ] FOR all nominees listed above    [  ] WITHHOLD authority to vote

     ---------------------------------------------------------------------------
     (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

3. Proposal to amend Article FOURTH of the Certificate of Incorporation to increase the total number of authorized shares of the Company from 10,000,000 shares to 52,000,000 shares, as set forth in Exhibit B to the Proxy Statement.

          FOR [   ]      AGAINST  [   ]      ABSTAIN  [   ]

4. Proposal to grant the Board of Directors authority to effect a stock split of the Company's common stock, in the proportion determined by the Board of Directors, as set forth in the Proxy Statement.

     You may vote for, vote against or abstain from voting on any one or more of the following. The Board will select one and only one of the approved ratios:

     (a)  To authorize a two-for-one stock split:

          FOR [   ]      AGAINST  [   ]      ABSTAIN  [   ]

     (b)  To authorize a three-for-one stock split:

          FOR [   ]      AGAINST  [   ]      ABSTAIN  [   ]

5. Upon such other business as may properly come before the meeting or any adjournment thereof.

        PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE



  SIGNATURE(S)___________________________       ____________________________




  DATED:_________ , 1999